Exhibit 99.2
EDGETECH I.G., INC. AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2010

EDGETECH I.G., INC. AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2010
CONTENTS

Page
CONSOLIDATED FINANCIAL STATEMENTS:
Independent Auditors’ Report	1
Consolidated Balance Sheet	2-3
Consolidated Statement of Income	4
Consolidated Statements of Stockholder’s Equity and Comprehensive Income	5
Consolidated Statement of Cash Flows	6-7
Notes to Consolidated Financial Statements	8-17

INDEPENDENT AUDITORS’ REPORT
Board of Directors
Edgetech I.G., Inc. and Subsidiary
Cambridge, Ohio
We have audited the accompanying consolidated balance sheet of Edgetech I.G., Inc. and Subsidiary (wholly-owned subsidiaries of Lauren International) as of December 31, 2010, and the related consolidated statements of income, stockholder’s equity and comprehensive income and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Edgetech I.G., Inc. and Subsidiary at December 31, 2010 and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.
/s/ Four-Fifteen Group
Certified Public Accountants
Canton, Ohio
March 31, 2011

Canton		Dover
4100 Holiday St NW • Suite 100 • Canton, Ohio 44718	www.415Group.com	137 East Iron Avenue • Dover, Ohio 44622
Tel: (330) 492-0094 Fax: (330) 492-0093		Tel: (330) 364-6651 Fax: (330) 343-3291

1

EDGETECH I.G., INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
ASSETS

DECEMBER 31, 2010

Amount
CURRENT ASSETS:
Cash and cash equivalents	$778,765
Accounts receivable, less allowance	8,029,306
Receivable — related party	11,507,149
Short-term financing receivables	830,760
Inventories	6,235,837
Prepaid expenses	497,248
Deferred income taxes	328,367

Total current assets	28,207,432

PROPERTY, PLANT AND EQUIPMENT, at cost:
Land	630,707
Buildings and improvements	5,112,739
Machinery and equipment	21,525,761
Furniture and fixtures	2,274,928
Transportation equipment	4,876
Construction in progress	2,327,425

31,876,436
Less accumulated depreciation and amortization	(15,224,410)

16,652,026

OTHER ASSETS:
Long-term financing receivables	1,227,916
Other non-current assets	410,654

1,638,570

$46,498,028

The accompanying notes are an integral part of the consolidated financial statements.

EDGETECH I.G., INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET (CONTINUED)
LIABILITIES AND STOCKHOLDER’S EQUITY
DECEMBER 31, 2010
LIABILITIES AND STOCKHOLDER’S EQUITY

Amount
CURRENT LIABILITIES:
Accounts payable	$4,952,951
Accrued expenses	962,073
Wages and related taxes	934,613
Income taxes payable	248,870
Current portion of long-term debt	450,000

Total current liabilities	7,548,507

LONG-TERM DEBT, less current portion	3,217,500

DEFERRED INCOME TAXES	969,392

STOCKHOLDER’S EQUITY:
Common stock, $1 stated value, 586 shares authorized, issued and outstanding	586
Additional paid-in capital	42,163
Retained earnings	36,286,956
Accumulated other comprehensive loss	(1,567,076)

Total stockholder’s equity	34,762,629

$46,498,028

The accompanying notes are an integral part of the consolidated financial statements.

EDGETECH I.G., INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2010

		Percent of
	Amount	Net Sales

NET SALES	$76,280,921	100.00%

COST OF PRODUCTS SOLD	51,721,073	67.80

Gross profit	24,559,848	32.20

OPERATING EXPENSES:
Selling	8,701,218	11.41
General and administrative	1,346,001	1.76
Research and development	568,139	0.75
Advertising	1,481,427	1.94
Depreciation and amortization	1,776,085	2.33
Transportation	351,960	0.46
Corporate charge	1,920,000	2.52

	16,144,830	21.17

Operating income	8,415,018	11.03

OTHER INCOME (EXPENSE):
Interest expense	(230,303)	(0.30)
Gain on sale of property and equipment	17,855	0.02
Other income, net	521,895	0.69

	309,447	0.41

Income before income taxes	8,724,465	11.44

INCOME TAXES	2,534,972	3.33

NET INCOME	$6,189,493	8.11%

The accompanying notes are an integral part of the consolidated financial statements.

EDGETECH I.G., INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY
AND COMPREHENSIVE INCOME
FOR THE YEAR ENDED DECEMBER 31, 2010

				Accumulated
		Additional		Other	Total
	Common	Paid-in	Retained	Comprehensive	Stockholder’s	Comprehensive
	Stock	Capital	Earnings	Loss	Equity	Income

Balance at January 1, 2010	$586	$42,163	$30,097,463	$(1,182,227)	$28,957,985

Net income	—	—	6,189,493	—	6,189,493	$6,189,493
Net change in valuation of interest rate swap, less reclass of $31,500 deemed ineffective, net of taxes of $25,199	—	—	—	(44,797)	(44,797)	(44,797)
Net change in valuation of foreign currency participating forward exchange contracts, net of taxes of $13,781	—	—	—	(24,500)	(24,500)	(24,500)
Foreign currency translation adjustment	—	—	—	(315,552)	(315,552)	(315,552)

Balance at December 31, 2010	$586	$42,163	$36,286,956	$(1,567,076)	$34,762,629	$5,804,644

The accompanying notes are an integral part of the consolidated financial statements.

EDGETECH I.G., INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2010

Amount

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,189,493
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,776,085
Gain on sale of property and equipment	(17,855)
Deferred income taxes	638,959
Decrease (increase) in:
Accounts receivable	(1,382,194)
Receivable — related party	(3,643,153)
Inventories	(431,100)
Prepaid expenses	(285,909)
Increase (decrease) in:
Accounts payable	1,353,331
Accrued expenses	160,617
Wages and related taxes	139,931
Income taxes payable	259,118

Net cash provided by operating activities	4,757,323

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	322,292
Decrease in financing receivables, net	17,488
Acquisition of property and equipment	(4,668,989)
Decrease in other non-current assets	171,845

Net cash used in investing activities	(4,157,364)
The accompanying notes are an integral part of the consolidated financial statements.

EDGETECH I.G., INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)
FOR THE YEAR ENDED DECEMBER 31, 2010

Amount

CASH FLOWS FROM FINANCING ACTIVITIES:
Retirement of long-term debt, including amounts classified as current portion	(451,905)

Net cash used in financing activities	(451,905)

Effects of foreign exchange rate changes on cash and cash equivalents	83,834

INCREASE IN CASH AND CASH EQUIVALENTS	231,888

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	546,877

CASH AND CASH EQUIVALENTS, END OF YEAR	$778,765

SUPPLEMENTAL DISCLOSURES:

Cash paid during year for:
Interest, net	$230,303
Income taxes, net	1,608,000
The accompanying notes are an integral part of the consolidated financial statements.

EDGETECH I.G., INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2010
A.	BUSINESS DESCRIPTION AND SUMMARY OF ACCOUNTING POLICIES:
Description of Business — Edgetech I.G., Inc., (the “Company”), a wholly-owned subsidiary of Lauren International, Inc. (“Lauren”) headquartered in Cambridge, Ohio, provides a complete line of extruded thermal resistant, flexible, edge seal products that deliver warm edge performance in insulating glass systems for commercial and residential use. The Company also provides window-making equipment to original equipment manufacturers and fabricators (collectively, the “extrusion business”).
The Company has manufacturing facilities in Cambridge, Ohio and the United Kingdom and a sales office in Germany.
Principles of Consolidation — The consolidated financial statements include the accounts and operations of the Company and its wholly-owned subsidiary, Edgetech Europe GmbH, which is a Controlled Foreign Corporation. All significant inter-company accounts and transactions are eliminated upon consolidation.
Cash Equivalents — The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.
Accounts Receivable — An allowance for doubtful accounts is established as losses are estimated to have occurred through a provision for bad debts that is charged to earnings. Losses are charged against the allowance when Management believes the uncollectibility of a receivable is confirmed. Subsequent recoveries, if any, are credited to the allowance. The allowance for doubtful accounts is evaluated on a regular basis by Management based on historical experience and specifically identified receivables. The evaluation is inherently subjective, as it requires estimates that are susceptible to change as more information becomes available. Management has concluded that the allowance for doubtful accounts receivable is properly stated at approximately $494,000 as of December 31, 2010.
Concentration of Credit Risk — The Company sells to manufacturers of products in various industries located principally in the United States, Canada and Europe with a majority of sales occurring domestically. Credit is extended based on an evaluation of the customer’s financial condition and generally, collateral is not required. Credit terms are consistent with the industry and losses from credit sales are provided for in the consolidated financial statements and consistently have been within Management’s expectations.
Inventories — Inventories are valued at the lower of cost or market. The Company determines the cost of inventories by the first-in, first-out (“FIFO”) method.
Prepaid Sales Discounts — Included in other assets are payments made to customers accounted for as prepaid sales discounts that are being amortized to sales over periods ranging from two to five years. Prepaid sales discounts amounted to approximately $103,000 (net of amortization of approximately $687,300) as of December 31, 2010.

EDGETECH I.G., INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
A.	BUSINESS DESCRIPTION AND SUMMARY OF ACCOUNTING POLICIES (CONTINUED):
Property, Plant and Equipment — Property, plant and equipment is stated at cost. Additions and improvements of significant items are capitalized while expenditures for maintenance and repairs of minor items are charged to operations as incurred. Depreciation and amortization are computed principally by the straight-line method based upon the following estimated useful lives:

Asset Category	Estimated Useful Lives

Buildings and improvements	30-39 years
Machinery and equipment	4-15 years
Furniture and fixtures	3-10 years
Transportation equipment	5-10 years
Depreciation and amortization expense was $1,776,085 for the year ended December 31, 2010. Machinery and equipment includes assets with net book values of $44,934 for the year ended December 31, 2010, which have been loaned to customers that utilize warm edge technology to manufacture windows.
Goodwill — Included in other assets is Goodwill amounting to $300,000 which was acquired in the 2007 acquisition of Nupro Products, Inc. In accordance with the provisions of the authoritative accounting literature, Goodwill is not subject to amortization but is tested for impairment annually. As of December 31, 2010, there has been no impairment adjustment.
Financial Instruments — The Company enters into interest rate swap contracts to manage its exposure to interest rate movements in certain variable rate debt obligations. The use of these interest rate swap contracts modifies the exposure of these risks with the intent to reduce the risk or cost to the Company. These interest rate swap contracts qualify as a cash flow hedge as defined in the authoritative accounting literature. The authoritative accounting literature requires that changes in fair values of derivatives that qualify as cash flow hedges be recorded as either an asset or a liability on the balance sheet and be recognized in other comprehensive income, while the ineffective portion of the change in derivatives in fair value be recognized immediately in earnings. The Company does not use derivatives for trading purposes and is not a party to leveraged derivatives.
The Company enters into participating forward exchange contracts to manage its exposure to the variability in foreign currency exchange rates and the impact on translation adjustments. All changes in fair value of the derivatives designated as net investment hedges are reported in the cumulative translation adjustment component of other comprehensive income. The Company assesses hedge effectiveness based on changes in forward rates. The Company recorded no ineffectiveness from its net investment hedges for the year ended December 31, 2010. The fair value of the contracts at December 31, 2010 was a liability of $38,281, which was included in accrued expenses in the consolidated balance sheet.
Accumulated Other Comprehensive Loss — The Company uses the foreign currency as the functional currency for its operations in the United Kingdom and Europe because substantially all transactions entered into in the United Kingdom and Europe are based in the foreign currency. Accumulated other comprehensive loss consists of foreign currency translation adjustments accumulated through December 31, 2010, and the fair value of effective cash flow hedges and participating forward exchange contracts held at December 31, 2010.

EDGETECH I.G., INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
A.	BUSINESS DESCRIPTION AND SUMMARY OF ACCOUNTING POLICIES (CONTINUED):
Revenue Recognition — The Company recognizes revenue when products are shipped or services rendered. Revenue on certain equipment sales, financed by the Company, is recognized on the installment sales method.
Advertising Expenses — The cost of advertising is expensed as incurred.
Subsequent Events — The Company has evaluated subsequent events through March 31, 2011, which is the date the consolidated financial statements were available to be issued (Note M).
Use of Estimates — The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires Management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.
B.	FINANCING RECEIVABLES:
The Company leases manufacturing equipment to certain window-manufacturing customers that utilize the Company’s spacer product. The majority of the Company’s leases are classified as direct financing leases, with initial terms of up to six years in length. The customers generally amortize the financing arrangements through an increased sale price for the spacer product purchased from the Company. The terms of the lease generally provide that the customer may only use the Company’s spacer product during the term of the lease. Title to the equipment generally transfers to the customer upon satisfaction of the spacer product usage requirements specified within the agreements. The existing leases expire at various dates through December 2013.
The components of the Company’s investment in direct financing leases at December 31, 2010 are as follows:

Amount

Minimum lease payments receivable	$2,329,101
Less unearned income	(270,425)

Net investment in direct financing leases	$2,058,676

Unearned income is amortized to lease income by the interest method using a constant periodic rate over the lease term. The following is a schedule, by year, of the net minimum lease payments receivable under direct financing leases as of December 31, 2010.

Year Ending December 31,	Amount
2011	$830,760
2012	851,751
2013	376,165

$2,058,676

EDGETECH I.G., INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
C.	INVENTORIES:

Amount
Components of inventories are as follows:

Raw materials	$1,626,331
Work in process	213,360
Finished goods	3,028,934
Equipment inventory	1,367,212

$6,235,837

D.	FAIR VALUE MEASUREMENTS:
The authoritative accounting guidance establishes a frame work for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under the authoritative accounting guidance are described as follows:
Level 1 — Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.
Level 2 — Inputs other than quoted prices that are observable for the asset or liability and inputs that are derived principally from or corroborated by observable market data by correlation or other means. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.
Level 3 — Inputs to the valuation methodology are unobservable and significant to the fair value measurement.
The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.
Following is a description of the valuation methodologies used for liabilities measured at fair value. There have been no changes in the methodologies used at December 31, 2010.
Interest rate swap contracts: Valued using quotes from the maker of the swaps, which represent the cost to terminate the contracts.
Foreign currency participating forward contracts: Valued using quotes from the maker of the contracts, which represent the cost to settle the contracts.

EDGETECH I.G., INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
D.	FAIR VALUE MEASUREMENTS (CONTINUED):
The preceding methods described may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair value. Furthermore, although the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumption to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.
The following table sets forth by level, within the fair value hierarchy, the Company’s liabilities at fair value:
Liabilities Measured at Fair Value at December 31, 2010:

	Level 1	Level 2	Level 3	Total

Interest rate swap contract	$—	$290,546	$—	$290,546

Foreign currency participating forward contracts	$—	$38,281	$—	$38,281
E.	INTEREST RATE SWAP CONTRACTS:
The Company enters into interest rate swap contracts to manage its exposure to interest rate movements in certain variable rate debt obligations. The use of these interest rate swap contracts modifies the exposure of these risks with the intent to reduce the risk or cost to the Company. Effective October 5, 2009, the Company refinanced its long-term debt notes payable with a new bank. As part of this refinancing the Company entered into novation agreements under which the Company was relieved of its obligations under the original interest rate swap contracts. The Company entered into a new interest rate swap contract with the new bank which reflected the embedded impact of the novation agreements. The total fair value of the novated contract as of the effective date of novation agreements approximated $216,000. The fair value of the novated agreement is being reclassified from other comprehensive income to interest expense utilizing the straight-line method over the term of the debt.
The terms of the underlying debt and the new interest rate swap agreement coincide; therefore the new interest rate swap contract qualifies for the short-cut method as defined in the authoritative accounting literature. Since the interest rate swap contract is assumed to be completely effective, the change in the fair value is reported as other comprehensive income, net of tax. Therefore, there is no impact to the Company’s earnings or cash flows. The interest rate swap contract that qualifies as a cash flow hedge that existed as of December 31, 2010, is as follows:

	Current
Year	Notional	Contract	Maturity
Executed	Amount	Rate	Date
2009	$3,736,500	4.06%	10/1/2014
The change in market value during the year ended December 31, 2010 resulted in the recording of a liability amounting to approximately $290,546 as of December 31, 2010, and is included in accrued expenses.

EDGETECH I.G., INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
F.	FINANCING ARRANGEMENTS:
The Company’s financing transactions are part of a corporate wide program that includes the Company’s parent corporation, Lauren, and two other wholly-owned subsidiaries of Lauren; Lauren Manufacturing Company and Lauren Plastics, LLC (collectively the “Financing Group”).
At December 31, 2010, the Financing Group had access to a demand line-of-credit for up to $8,000,000 available from a bank. The line-of-credit bears interest at the one month LIBOR rate plus an applicable margin. The applicable margin was 1.75% at December 31, 2010, and is subject to increases or decreases based on Lauren’s financial position. The margin ranges from 1.75% to 6.00%. Amounts borrowed are collateralized by substantially all of the Financing Group’s assets. The borrowings and repayments on the line-of-credit are done through Lauren and the amounts are then allocated to the subsidiaries through intercompany notes receivable and notes payable. There were no borrowings on the line-of-credit outstanding at December 31, 2010.
The Financing Group had €265,000 (approximately $352,000) of this line reserved for a letter of credit as of December 31, 2010.
The Financing Group also has long-term notes payable to a bank. The borrowings and repayments on the notes are done by the individual companies in the Financing Group directly with the bank. The amounts reside on the respective accounts of the companies of the Financing Group and are not allocated through intercompany notes payable and notes receivable. The Company’s assigned long-term debt consisted of the following as December 31, 2010:

Amount
Term loan from a bank, payable in monthly installments of $37,500 and one final payment of the unpaid principal, plus interest at the one month LIBOR plus an applicable margin ranging from 1.75% to 6.00%, depending on financial performance, (1.75% margin for an effective rate of 2.01% at December 31, 2010), maturing October 2014	$3,667,500

Less current portion	450,000

$3,217,500

Maturities of the Company’s assigned long-term debt are as follows:

Year Ending December 31,	Amount

2011	$450,000
2012	450,000
2013	450,000
2014	2,317,500

$3,667,500

EDGETECH I.G., INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
F.	FINANCING ARRANGEMENTS (CONTINUED):
A majority of the assets of the Financing Group (excluding equipment) collateralize the amounts outstanding under the financing arrangements for all companies in the Financing Group. In addition, the financing arrangement contains certain covenants, which, among other things, require the maintenance of certain financial ratios and tangible net worth of Lauren and it subsidiaries.
Subsequent to the year ended December 31, 2010 (Note M), the stock of the Company was sold to an unrelated company through a stock purchase agreement. As part of the transaction, the Company repaid the above note payable. The Company also terminated the interest rate swap contract associated with the note payable and paid the associated termination fee of $276,200.
G.	INCOME TAXES:
The Company does not file a separate federal return as its results are included in the consolidated federal return filed by Lauren. Deferred income taxes reflect the effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Income tax expense is the current tax payable or refundable for the period plus or minus the net change in the deferred tax assets and liabilities. The amounts reflected in its consolidated financial statements for the current taxes payable are transferred through an inter-company transaction to Lauren.
The Company accounts for uncertain income tax positions according to the authoritative accounting guidance required. Under the guidance, a company must recognize and measure the benefit associated with positions taken for tax purposes. A benefit is only recognized when it is more likely than not that the tax position taken will be sustained. The amount of the benefit recognized depends on the probability of the position being sustained. Management believes the Company does not have any material uncertain tax positions and, accordingly, it has not recognized any liabilities for unrecognized income tax benefits.
The provision for income taxes consists of the following as of December 31, 2010:

Amount
Current:
Federal	$1,590,000
Foreign	248,095
State and local	57,918

1,896,013
Deferred	638,959

$2,534,972

EDGETECH I.G., INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
G.	INCOME TAXES (CONTINUED):
Significant components of the Company’s deferred income tax assets and liabilities at December 31, 2010 are as follows:

Amount
Deferred tax assets:
Accrued compensation and vacation	$38,318
Accrued workers’ compensation	18,266
Accrued medical claims	78,530
Allowance for bad debts	147,637
Foreign currency translation	538,618
Other accrued expenses and reserves	150,216

971,585
Deferred tax liability — depreciation	(1,612,610)

Net deferred tax liability	$(641,025)

The provision for income taxes for the year ended December 31, 2010 was lower than taxes computed at the federal statutory rate due to manufacturers’ deductions and research and development credits. The provision for income taxes was also lower than taxes computed at the federal statutory rate due to profits of its foreign subsidiary being taxed at a rate lower than the federal statutory rate.
The Company files income tax returns in the U.S. federal jurisdiction and various states and local and foreign jurisdictions. The Company is no longer subject to income tax examinations for years before 2007.
No interest or penalties were recorded or included in the Company’s consolidated financial statements for the year ended December 31, 2010. Any interest recognized associated with a tax position would be classified as interest expense in the Company’s consolidated financial statements, and any penalties recognized associated with a tax position would be classified as a general and administrative expense in the Company’s consolidated financial statements.
H.	EMPLOYEE BENEFIT PLANS:
The Company is part of the Lauren International, Inc. 401(k) Retirement Plan (the “Plan”). The Plan covers substantially all hourly and salaried employees under the Company. The Plan provides for a 50% matching contribution of voluntary salaried employee contributions, up to a maximum of 6% of wages, not to exceed the statutory limit. The Plan also provides a 15% matching contribution of voluntary hourly employee contributions, up to a maximum of 5% of wages. In addition, the Plan contains a defined contribution provision whereby the Company contributes to the Plan at a rate of $.15 for each hour-of-service worked by hourly employees who are not part of a bargaining unit. The expense recognized by the Company under this Plan was approximately $125,551 for the year ended December 31, 2010.

EDGETECH I.G., INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
I.	LEASING ARRANGEMENT:
The Company has a noncancelable operating lease arrangement to lease land to LMI Custom Mixing, LLC, an entity related through common ownership. The lease arrangement enables LMI Custom Mixing, LLC to purchase the land after five years. Under the terms of the agreement, the Company will receive payments through February 2036. In March of each year, payments are adjusted for inflation in accordance with the agreement.
The future minimum lease payments under the operating lease arrangement are as follows:

Year Ending December 31,	Amount

2011	$157,027
2012	157,027
2013	157,027
2014	157,027
2015	157,027
Thereafter	3,166,720

$3,951,855

J.	COMMITMENTS AND CONTINGENCIES:
The Company is subject to legal proceedings and claims, which arise, in the ordinary course of its business. Management evaluates each claim and provides for any potential loss when the claim is probable to be paid and reasonably estimable. In the opinion of Management, the ultimate liability with respect to these actions will not materially affect the financial position of the Company.
K.	SELF-INSURANCE PROGRAMS:
The Company is partially self-insured for its group health insurance program. During 2010 the Company became partially self-insured for its Workers’ Compensation Insurance for the State of Ohio. The Company has acquired excess insurance liability policies that protect it against catastrophic losses.
While Management uses available information to record its best estimate of its potential obligations (reported and unreported) under self insurance programs, it is reasonably possible that the estimated costs may change materially in the near term.

EDGETECH I.G., INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
L.	RELATED PARTY TRANSACTIONS:
The Company engaged in transactions with Lauren International, Inc., Lauren Manufacturing, Inc. and LMI Custom Mixing, LLC which are all subsidiaries of Lauren International. The transactions include purchases of material, administrative services and intercompany borrowings through the available line of credit (Note F). The following table details the related party transactions and the net position of the activity with each entity recorded in the consolidated financial statements as of and for the year ended December 31, 2010:

		LMI
	Lauren	Custom	Lauren
	International, Inc	Mixing, LLC	Manufacturing, Inc

Purchases	$—	$5,559,060	$—

Corporate charge	1,920,000	—	—

Accounts receivable	11,520,233	—	—

Accounts payable	—	533,599	13,084
M.	SUSEQUENT EVENT:
Subsequent to the year ended December 31, 2010, the stock of the Company was sold to an unrelated company through a stock purchase agreement. Effective March 31, 2011, Lauren is no longer the parent company of Edgetech I.G., Inc. and Subsidiary.